Exhibit 4.2

    SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of _______, 2009, among HISTORIC TW INC. (formerly known as Time Warner Inc.), a Delaware corporation (the “Company”), TIME WARNER INC. (formerly known as AOL Time Warner Inc.), a Delaware corporation (“TWX”), AOL LLC (formerly known as America Online, Inc.), a Delaware limited liability company (“AOL”), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (“TBS”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York, as successor trustee to The Chase Manhattan Bank), a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS the Company (in its own capacity and as successor to Time Warner Companies, Inc. (“TWCI”)) and TBS have executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of June 1, 1998, as amended by way of the First Supplemental Indenture, dated as of January 11, 2001, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS and the Trustee (the “First Supplemental Indenture”) (the Original Indenture, as so amended, is herein called the “Indenture”), providing for the issuance and sale by the Company from time to time of its senior debt securities (the “Securities”, which term shall include any Securities issued under the Indenture after the date hereof);

WHEREAS TWCI had, by way of the Original Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “TWCI Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TWCI Guarantee;

WHEREAS, pursuant to a certificate of ownership and merger filed with the Secretary of State of the State of Delaware, TWCI merged with and into the Company on February 24, 2009, with the Company being the surviving corporation, and the Company, by operation of Sections 8.01 and 8.02 of the Indenture, assumed all the obligations of TWCI under the TWCI Guarantee;

WHEREAS TBS has, by way of the Original Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “TBS Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TBS Guarantee;

WHEREAS AOL has, by way of the First Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “AOL Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the AOL Guarantee;

WHEREAS TWX has, by way of the First Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of (a) the Company under the Indenture and (b) AOL under the AOL Guarantee (together, the “TWX Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TWX Guarantee;

WHEREAS Sections 8.01 and 8.02 of the Indenture provide that AOL is, by virtue of the AOL Guarantee, restricted under the Indenture from conveying or transferring its properties and assets substantially as an entirety, except under certain limited circumstances;

WHEREAS TWX, acting on behalf of the Company, has solicited consents from the Holders of Securities (the “Solicitation”) for the purpose of adopting certain proposed amendments to the Indenture which provide that the provisions of Sections 8.01 and 8.02 shall not apply to a conveyance or transfer by AOL of its properties and assets substantially as an entirety unless such conveyance or transfer constitutes a conveyance or transfer of the properties and assets of the Company, TWX, AOL and TBS and their respective subsidiaries, taken as a whole, substantially as an entirety (the “Proposed Amendments”);

WHEREAS Section 9.02 of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and with the consent of the Holders of not less than a majority of the outstanding principal amount of all series of Securities issued under the Indenture voting together as a single class, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of modifying in any manner the rights of the Holders of the Securities;

WHEREAS TWX, acting on behalf of the Company, has obtained and delivered to the Trustee evidence of the requisite consents of Holders of the Securities to effect the Proposed Amendments under the Indenture;

WHEREAS, pursuant to the adoption of the Proposed Amendments, TWX has agreed that, in connection with (and only in connection with), the conveyance or transfer by AOL of its properties and assets substantially as an entirety, TWX shall cause its wholly owned subsidiary, Home Box Office, Inc., a Delaware corporation (“HBO”), to issue an unconditional and irrevocable guarantee of the full and punctual payment of the principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and of all other monetary obligations of the Company under the Indenture (including obligations to the Trustee thereunder) and the Securities and of the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (the “HBO Guarantee”);

WHEREAS Section 9.01(5) of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of adding to the rights of the Holders of the Securities;

WHEREAS the Company, TWX, AOL and TBS have duly authorized the execution and delivery of this Second Supplemental Indenture, subject to the terms and conditions described herein; and
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WHEREAS the Company, TWX, AOL and TBS have requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms and to give effect to the Proposed Amendments and the execution and delivery of this Second Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, the Company, TWX, AOL, TBS and the Trustee hereby agree that the following Sections of this Second Supplemental Indenture supplement the Indenture with respect to Securities issued thereunder:

SECTION 1.  Definitions.  (a) Unless otherwise provided herein, the capitalized terms used and not defined herein have the meanings ascribed to such terms in the Indenture.

(b) Section 1.01 of the Indenture is hereby supplemented to add the following definitions:

““AOL” means AOL LLC (formerly known as America Online, Inc.), a Delaware limited liability company and all references to “America Online” under the Indenture are deemed to be references to AOL.”

““HBO” means Home Box Office, Inc., a Delaware corporation.”

““TWX” means Time Warner Inc. (formerly known as AOL Time Warner Inc.), a Delaware corporation and all references to “AOL Time Warner” in the Indenture are deemed to be references to TWX.”

SECTION 2.  Amendment to Article Eight.  Article Eight of the Indenture is hereby supplemented and amended by adding thereto at the end thereof, the following Section 8.03:

“SECTION 8.03.  Certain AOL Conveyances or Transfers.  Notwithstanding the foregoing, subject to the prior or concurrent issuance of the HBO Guarantee as set forth elsewhere herein, the provisions of Sections 8.01 and 8.02 shall not apply to a conveyance or transfer by AOL of its properties and assets substantially as an entirety unless such conveyance or transfer constitutes a conveyance or transfer of the properties and assets of the Company, TWX, AOL and TBS and their respective Subsidiaries, taken as a whole, substantially as an entirety.”

SECTION 3.  HBO Guarantee.  TWX hereby undertakes that, in connection with (and only in connection with), the conveyance or transfer by AOL of its properties and assets substantially as an entirety, TWX shall cause HBO to issue an unconditional and irrevocable guarantee of the full and punctual payment of the principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and of all other monetary obligations of the Company under the Indenture (including obligations to the Trustee thereunder) and the Securities and of the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities pursuant to a supplemental indenture to be executed by the parties thereto prior to, or concurrently with, the conveyance or transfer by AOL of its properties and assets substantially as an entirety, which supplemental indenture shall be substantially in the form set forth in Annex A to this Second Supplemental Indenture, with such technical modifications as are satisfactory to the Trustee.
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SECTION 4.  This Second Supplemental Indenture.  This Second Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

SECTION 5.  GOVERNING LAW.  THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  Counterparts.  This Second Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

SECTION 7.  Headings.  The headings of this Second Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8.  Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company, TWX, AOL and TBS and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture.

SECTION 9.  Separability.  In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Securities, but this Second Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

HISTORIC TW INC.

By:
Name:
Title:

TIME WARNER INC.

By:
Name:
Title:

AOL LLC

By:
Name:
Title:

TURNER BROADCASTING SYSTEM, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

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Annex A

______ SUPPLEMENTAL INDENTURE (this “                 Supplemental Indenture”) dated as of _________, 20__, among HISTORIC TW INC., a Delaware corporation (the “Company”), TIME WARNER INC., a Delaware corporation (“TWX”), AOL LLC, a Delaware limited liability company (“AOL”), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (“TBS”), HOME BOX OFFICE, INC., a Delaware corporation (“HBO”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York, as successor trustee to The Chase Manhattan Bank), a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS the Company (in its own capacity and as successor to Time Warner Companies, Inc. (“TWCI”)) and TBS have executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of June 1, 1998, as amended by way of the First Supplemental Indenture, dated as of January 11, 2001, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS and the Trustee (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of ________, 2009, among the Company, TWX, AOL, TBS and the Trustee (the “Second Supplemental Indenture”) [DESCRIBE ADDITIONAL SUPPLEMENTAL INDENTURES (IF ANY)] (the Original Indenture, as so amended, is herein called the “Indenture”), providing for the issuance and sale by the Company from time to time of its senior debt securities (the “Securities”, which term shall include any Securities issued under the Indenture after the date hereof);

WHEREAS TWCI had, by way of the Original Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “TWCI Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TWCI Guarantee;

WHEREAS, pursuant to a certificate of ownership and merger filed with the Secretary of State of the State of Delaware, TWCI merged with and into the Company on February 24, 2009, with the Company being the surviving corporation, and the Company, by operation of Sections 8.01 and 8.02 of the Indenture, assumed all the obligations of TWCI under the TWCI Guarantee;

WHEREAS TBS has, by way of the Original Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “TBS Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TBS Guarantee;

WHEREAS AOL has, by way of the First Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “AOL Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the AOL Guarantee;

WHEREAS TWX has, by way of the First Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of (a) the Company under the Indenture and (b) AOL under the AOL Guarantee (together, the “TWX Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TWX Guarantee;

WHEREAS Section 8.03 of the Indenture provides that Sections 8.01 and 8.02 shall not apply to a conveyance or transfer by AOL of its properties and assets substantially as an entirety unless such conveyance or transfer constitutes a conveyance or transfer of the properties and assets of the Company, TWX, AOL and TBS and their respective Subsidiaries, taken as a whole, substantially as an entirety;

WHEREAS TWX has, by way of Section 3 of the Second Supplemental Indenture, agreed that, in connection with (and only in connection with), the conveyance or transfer by AOL of its properties and assets substantially as an entirety, TWX shall cause HBO, its wholly owned subsidiary, to issue an unconditional and irrevocable guarantee of the full and punctual payment of the principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and of all other monetary obligations of the Company under the Indenture (including obligations to the Trustee thereunder) and the Securities and of the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (the “HBO Guarantee”);

WHEREAS AOL has conveyed or transferred, or intends to convey or transfer, its properties and assets substantially as an entirety;

WHEREAS HBO desires to issue the HBO Guarantee, subject to the terms and conditions set forth in this ______ Supplemental Indenture;

WHEREAS Section 9.01(5) of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of adding to the rights of the Holders of the Securities;

WHEREAS Section 9.01(7) of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of adding additional Events of Default in respect of the Securities;

WHEREAS the Company, TWX, AOL, TBS and HBO have duly authorized the execution and delivery of this ______ Supplemental Indenture, subject to the terms and conditions described herein; and

WHEREAS the Company, TWX, AOL, TBS and HBO have requested that the Trustee execute and deliver this ______ Supplemental Indenture, and all requirements necessary to make this ______ Supplemental Indenture a valid instrument in accordance with its terms and to make the HBO Guarantee a valid obligation of HBO, and the execution and delivery of this ______ Supplemental Indenture, have been duly authorized in all respects.

NOW, THEREFORE, the Company, TWX, AOL, TBS, HBO and the Trustee hereby agree that this ______ Supplemental Indenture supplements the Indenture with respect to Securities issued thereunder:

SECTION 1.  Definitions.  (a) Unless otherwise provided herein, the capitalized terms used and not defined herein have the meanings ascribed to such terms in the Indenture.

(b) The definition of “Guarantors” under Section 1.01 of the Indenture is hereby supplemented and amended to read in its entirety as follows:

““Guarantors” means TWX, AOL, TBS and HBO.”

SECTION 2.  The HBO Guarantee.  (a) HBO irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Indenture after the date of this ______ Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities. HBO further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL, TWX, TBS or HBO (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms).

(b) HBO further agrees that the HBO Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

(c) HBO further agrees to waive presentment to, demand of payment from and protest to the Company of any of the HBO Guarantee, the AOL Guarantee, the TWX Guarantee, the TWCI Guarantee or the TBS Guarantee and also waives diligence, notice of acceptance of the HBO Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person. The obligations of HBO shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

(d) The obligation of HBO to make any payment under the HBO Guarantee may be satisfied by causing the Company, AOL, TWX or TBS to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL, TWX, TBS or HBO or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company, AOL, TWX, TBS or HBO, any amount paid by any of the foregoing to the Trustee or such Holder, the HBO Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) HBO also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the HBO Guarantee.

(f) Any term or provision of this ______ Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the HBO Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this ______ Supplemental Indenture, as it relates to HBO, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 3.  Amendment to Defeasance upon Deposit of Funds or Government Obligations. Section 4.03 of the Indenture is hereby supplemented and amended by substituting the following sentence for the sentence that appears following clause (5) and before the definition of “Discharged”:

“If the Company, at its option, with respect to a series of Securities, satisfies the applicable conditions pursuant to either clause (a) or (b) of the first sentence of this Section, then (x), in the event the Company satisfies the conditions to clause (a) and elects clause (a) to be applicable, each of TWX, AOL, TBS and HBO shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, their respective guarantees of the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series and (y) in either case, each of TWX, AOL, TBS and HBO shall cease to be under any obligation to comply with any term, provision or condition set forth in Article Eight (and any other covenants applicable to such Securities that are determined pursuant to Section 3.01 to be subject to this provision), and clause (5) of Section 5.01 (and any other Events of Default applicable to such series of Securities that are determined pursuant to Section 3.01 to be subject to this provision) shall be deemed not to be an Event of Default with respect to such series of Securities at any time thereafter.”

SECTION 4.  Amendments to the Events of Default and Remedies. Clause (5) of Section 5.01 of the Indenture is hereby supplemented and amended by adding thereto at the end thereof the following:

“; (iii) default in the performance, or breach, of any covenant or warranty of HBO in this Indenture (as it may be supplemented from time to time) in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), all of such covenants and warranties in the Indenture (as so supplemented) which are not expressly stated to be for the benefit of a particular series of Securities being deemed in respect of the Securities of all series for this purpose, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail to HBO by the Trustee or to HBO and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a ‘Notice of Default’ hereunder; or”.

SECTION 5.  Amendments to Article Eight.  (a)  The introductory clause and clause (1) of Section 8.01 of the Indenture are hereby supplemented and amended to read in their entirety as follows:

“Section 8.01. Consolidation, Merger, Conveyance or Transfer on Certain Terms. None of the Company, TWX, AOL, TBS or HBO shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1)(a) In the case of the Company, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture (as supplemented from time to time) on the part of the Company to be performed or observed; (b) in the case of TWX, AOL, TBS or HBO, the Person formed by such consolidation or into which TWX, AOL, TBS or HBO is merged or the Person which acquires by conveyance or transfer the properties and assets of TWX, AOL, TBS or HBO substantially as an entirety shall be either (i) the Company or (ii) a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and in the case of clause (ii), shall expressly assume, by any indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant of this Indenture (as supplemented from time to time) on the part of TWX, AOL, TBS or HBO to be performed or observed;”.

(b)  Section 8.02 of the Indenture is hereby supplemented and amended to read in its entirety as follows:

“Section 8.02. Successor Person Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company, TWX, AOL, TBS or HBO substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company, TWX, AOL, TBS or HBO is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, TWX, AOL, TBS or HBO under this Indenture with the same effect as if such successor had been named as the Company, TWX, AOL, TBS or HBO herein, as the case may be. In the event of any such conveyance or transfer, the Company, TWX, AOL, TBS or HBO, as the case may be, as the predecessor shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved, wound up or liquidated at any time thereafter.”

SECTION 6.  Supplemental Indentures. Clauses (1) and (2) of Section 9.01 of Article Nine are hereby supplemented and amended to read in their entirety as follows:

“(1) to evidence the succession of another corporation or Person to the Company, TWX, AOL, TBS or HBO, and the assumption by any such successor of the respective covenants of the Company, TWX, AOL, TBS or HBO herein and in the Securities contained; or

(2) to add to the covenants of the Company, TWX, AOL, TBS or HBO or to surrender any right or power herein conferred upon the Company, TWX, AOL, TBS or HBO, for the benefit of the Holders of the Securities of any or all series (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series); or”.

SECTION 7.  This ______ Supplemental Indenture.  This ______ Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

SECTION 8.  GOVERNING LAW.  THIS ______ SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.  Counterparts.  This ______ Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

SECTION 10.  Headings.  The headings of this ______ Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11.  Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company, TWX, AOL, HBO and TBS and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this ______ Supplemental Indenture.

SECTION 12.  Separability.  In case any one or more of the provisions contained in this ______ Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this ______ Supplemental Indenture or of the Securities, but this ______ Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

IN WITNESS WHEREOF, the parties hereto have caused this ______ Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

HISTORIC TW INC.

By:
Name:
Title:

TIME WARNER INC.

By:
Name:
Title:

HOME BOX OFFICE, INC.

By:
Name:
Title:

AOL LLC

By:
Name:
Title:

TURNER BROADCASTING SYSTEM, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title: